Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors and Shareholders

ING Equity Trust and ING Series Fund, Inc.:

We consent to the use of our reports dated July 27, 2007 and July 27, 2007, incorporated herein by reference, on the financial statements of ING Opportunistic LargeCap Fund, a series of ING Equity Trust, and ING Growth Fund, a series of ING Series Fund, Inc., respectively, and to the reference to our firm under the caption “Financial Highlights” in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts

July 27, 2007